UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
   PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES AND EXCHANGE ACT OF 1934

          Date of Report (Date of earliest reported): February 28, 2005

                            THOMAS EQUIPMENT, INC.
                            ----------------------
              (Exact name of registrant as specified in charter)

            Delaware               333-44586              58-3565680
            --------               ---------              ----------
  (State or other jurisdiction    (Commission            (IRS Employer
       of incorporation)           File Number)        Identification No.)


      1818 North Farwell Avenue, Milwaukee, WI               53202
      ----------------------------------------               -----
      (Address of principal executive offices)             (Zip Code)

      Registrant's telephone number, including area code: (312) 224-8812

                           COPY OF CORRESPONDENCE TO:

                              Thomas A. Rose, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                     Tel: (212) 930-9700 Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

This Form 8-K/A is being filed as an amendment to the Form 8-K that was filed by Thomas Equipment, Inc. (the "Company"), related to events which occurred on February 28, 2005. The only portion of such Form 8-K being amended is to include the filing of financial statements required to be filed thereunder.




ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial statements of businesses acquired.

     Financial Statements of Pneutech Inc. as of October 31, 2004 and for the Years Ended October 31, 2004 and 2003.



(b) Pro forma financial information.

     Thomas Equipment, Inc. Pro Forma Combined Condensed Financial Statements (Unaudited).

(c)  Exhibits


EXHIBIT
NUMBER                                    DESCRIPTION
--------------------------------------------------------------------------------

4.1 Amendment Agreement, dated as of February 28, 2005, by and among Laurus Master Fund, Ltd., Thomas Equipment, Inc. and Thomas Ventures, Inc.*
4.2            Secured Convertible Term Note issued to Laurus Master Fund,
               Ltd., dated February 28, 2005.*
4.3            Common Stock Purchase Warrant issued to Laurus Master Fund,
               Ltd., dated February 28, 2005.*
4.4 Reaffirmation and Ratification Agreement, dated as of February 28, 2005, by Thomas Equipment, Inc., Thomas Ventures, Inc. and Thomas Equipment 2004, Inc. in favor of Laurus Master Fund, Ltd.*

4.5 Subordination and Intercreditor Agreement by and among by Thomas Equipment, Inc., Thomas Ventures, Inc. and Thomas Equipment 2004, Inc., Pneutech Inc., Rousseau Controls Inc., Hydraman Fluid Power Limited and Roynat Merchant Capital Inc. in favor of Laurus Master Fund, Ltd.*
4.6 Subscription Agreement between Roynat Merchant Capital Inc., Thomas Equipment, Inc., Thomas Equipment 2004 Inc., Thomas Ventures, Inc., Pneutech Inc., Rousseau Controls Inc. and Hydraman Fluid Power Limited, dated as of February 28, 2005 *
4.7 Debenture in the Amount of CD$6,500,000 in favor of Roynat Merchant Capital Inc., dated as of February 28, 2005*
4.8 Common Stock Purchase Warrant in favor of Roynat Merchant Capital Inc., dated as of February 28, 2005*
4.9 Registration Right Agreement between Thomas Equipment, Inc. and Roynat Merchant Capital Inc., dated as of February 28, 2005*
4.10 General Security Agreement between Roynat Merchant Capital Inc., Thomas Equipment, Inc. and Thomas Ventures, Inc., dated as of February 28, 2005*
10.1 Amended and Restated Agreement and Plan of Amalgamation, among Thomas Equipment, Inc., 4274458 Canada, Inc. and Pneutech, Inc., dated as of February 28, 2005 *
99.1           Press Release of Thomas Equipment, Inc., dated February 28,
               2005.*

  * All of such exhibits were filed with the 8-K dated as of February 28, 2005 and incorporated herein by reference.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    THOMAS EQUIPMENT, INC.


Date:  April 1, 2005                /s/ CLIFFORD RHEE
                                    -----------------
                                    Clifford Rhee,
                                    President

INDEX TO FINANCIAL STATEMENTS

Audited Financial Statements of Pneutech, Inc. For the Years Ended October 31, 2004 and 2004

Unaudited Proforma Combined Financial Statements

PNEUTECH INC.

Consolidated Financial Statements

As of October 31, 2004 and for the Years Ended October 31, 2004 and 2003


TABLE OF CONTENTS
                                                                          Page
                                                                         -------

Independent Auditors' Report                                                2

Balance Sheet                                                               3

Statements of Operations                                                    4

Statements of Stockholders' Equity                                          5

Statements of Cash Flows                                                    6

Notes to the Consolidated Financial Statements                              7

--------------------------------------------------------------------------------

                       [KINGERY & CROUSE P.A. LETTERHEAD]


INDEPENDENT AUDITORS' REPORT

To the Stockholders and Board of Directors of Pneutech Inc. and Subsidiaries:

We have audited the accompanying consolidated balance sheet of Pneutech Inc. and subsidiaries (the "Company"), as of October 31, 2004, and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended October 31, 2004 and 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of October 31, 2004, and the consolidated results of its operations and cash flows for the years ended October 31, 2004 and 2003, in conformity with accounting principles generally accepted in the United States of America.


Kingsery & Crouse P.A.
March 31, 2005
Tampa, FL

           2801 WEST BUSCH BOULEVARD, SUITE 200, TAMPA, FLORIDA 33618
           PHONE: 813.874.1280 o FAX: 813.874.1292 o WWW.TAMPACPA.COM

Pneutech Inc.
Consolidated Balance Sheet
(in thousands)

October 31                                                                    2004
-----------------------------------------------------------------------------------
Assets
Current
    Cash and cash equivalents                                               $     1
    Restricted cash (Note 6)                                                    364
    Accounts receivable, net of allowance for doubtful accounts of $397      12,712
    Other receivable                                                            204
    Inventories                                                               8,935
    Prepaid expenses and other current assets                                   841
                                                                            -------
                                                                             23,057

Property and equipment (Note 5)                                               6,764
Deferred finance charges, net of accumulated amortization of $81                326
Other assets                                                                    543
Goodwill                                                                      4,385
                                                                            -------

                                                                            $35,075
                                                                            =======

Liabilities
Current
    Bank indebtedness (Note 6)                                              $ 9,410
    Accounts payable and accruals                                             9,555
    Income taxes payable                                                         75
    Current portion of long term debt                                         2,711
                                                                            -------
                                                                             21,751

Long term debt (Note 8)                                                       2,359
Other financial liabilities (Note 9)                                          5,032
Other liabilities                                                               105
Payable to stockholder (Note 10)                                                901
Deferred income taxes                                                           546
                                                                            -------
                                                                             30,694
                                                                            -------

Commitments and Contingencies (Notes 12 and 13)

Stockholders' Equity
Capital stock (Note 11)                                                       3,396
Retained earnings                                                               307
Accumulated other comprehensive income                                          678
                                                                            -------
                                                                              4,381
                                                                            -------

                                                                            $35,075
                                                                            =======

Pneutech Inc.
Consolidated Statements of Operations
(in thousands except share and per share data)

Years ended October 31                                     2004       2003
-----------------------------------------------------------------------------



Sales                                                   $ 49,040     $ 37,971

Cost of sales                                             38,158       29,774
                                                        --------     --------

Gross profit                                              10,882        8,197
                                                        --------     --------

Operating expenses:
Selling and marketing                                      3,576        3,282
General and administrative                                 5,457        3,771
                                                        --------     --------
                                                           9,033        7,053
                                                        --------     --------

Operating income                                           1,849        1,144

Financing expense                                          1,631        1,594
                                                        --------     --------

Income (loss) before income taxes                            218         (450)

Provision for income taxes (benefit)                          26         (122)
                                                        --------     --------

Net income (loss)                                       $    192     $   (328)
                                                        ========     ========

Net income (loss) per share:
   Basic and diluted                                    $   6.31     $ (13.27)
                                                        ========     ========

Weighted average number of shares:
   Basic and diluted                                      30,452       24,721


Reconciliation of Comprehensive Income:

Net income (loss)                                       $    192     $   (328)
Other comprehensive gain - foreign currency translation      330          335
                                                        --------     --------
Total comprehensive income                              $    522     $      7
                                                        ========     ========

Pneutech Inc.
Consolidated Statements of Stockholders' Equity
(in thousands)

--------------------------------------------------------------------------------------------------------------
                                                      Capital Stock                     Accumulated
                                                  ----------------------     Retained  Comprehensive
                                                    Number        Amount     Earnings     Income        Total
                                                  ---------      -------     --------  -----------      ------

Balances, November 1, 2002                        24,721.12      $ 1,473      $   443      $    13     $ 1,929

Stock repurchased                                 (7,612.83)        (760)          --           --        (760)

Issuances of common stock to employees
  for cash                                           858.32          377           --           --         377

Debt discount related to warrants issued
  in connection with financing                           --          950           --           --         950

Foreign currency translation gain                        --           --           --          335         335

Stock issued for acquisition of subsidiary         3,045.19        1,356           --           --       1,356

Net loss for the year                                    --           --         (328)          --        (328)
                                                  ---------      -------      -------      -------     -------

Balances, October 31, 2003                        21,011.80        3,396          115          348       3,859

Foreign currency translation gain                        --           --           --          330         330

Net income for the year                                  --           --          192           --         192
                                                  ---------      -------      -------      -------     -------

Balances, October 31, 2004                        21,011.80      $ 3,396      $   307      $   678     $ 4,381
                                                  =========      =======      =======      =======     =======

Pneutech Inc.
Consolidated Statements of Cash Flows
(in thousands)

Years Ended October 31                                                        2004         2003
------------------------------------------------------------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)                                                           $   192      $  (328)
Adjustments to reconcile net income (loss) to net cash
   provided by (used in) operating activities:
     Deferred income taxes                                                     (210)        (198)
     Gain on sale of equipment                                                  (56)          --
     Depreciation and amortization                                            1,238          467
     Amortization of debt discount                                              190           --
   (Increase) decrease in non-cash working capital items, net (Note 15)          98         (700)
                                                                            -------      -------
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES                           1,452         (759)
                                                                            -------      -------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Cash paid to acquire net assets of subsidiaries                               --         (402)
   Purchase of property and equipment                                        (2,141)        (428)
   Purchase of long term investments                                           (336)          --
   Acquisition costs in excess of identifiable assets                           (15)        (120)
   Proceeds from sale of property and equipment                                 591           --
                                                                            -------      -------
NET CASH USED IN INVESTING ACTIVITIES                                        (1,901)        (950)
                                                                            -------      -------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from debt issuance                                                2,026        2,091
   Repayment of subordinated debt                                                --       (1,901)
   Proceeds from issuance of common shares                                       --          377
   Repurchase of common shares                                                   --         (760)
   Proceeds from issuance of preferred shares                                    --        1,901
   Proceeds from issuance of stock warrants                                      --          950
   Advances from stockholder                                                    111           (1)
   Repayment of long term debt                                               (1,876)        (583)
                                                                            -------      -------
NET CASH PROVIDED BY FINANCING ACTIVITIES                                       261        2,074
                                                                            -------      -------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                           (188)         365
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS                     --         (176)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                                    189           --
                                                                            -------      -------
CASH AND CASH EQUIVALENTS, END OF YEAR                                      $     1      $   189
                                                                            =======      =======

SUPPLEMENTARY DISCLOSURE OF CASH FLOW INFORMATION
   Interest paid                                                            $ 1,246      $ 1,097
                                                                            =======      =======
   Income taxes paid                                                        $   209      $   101
                                                                            =======      =======

SUPPLEMENTARY DISCLOSURES OF NON-CASH INVESTING
  AND FINANCING ACTIVITIES
   Debt discount and capital stock                                          $    --      $   950
                                                                            =======      =======
   Stock issued for acquisition                                             $    --      $ 1,356
                                                                            =======      =======

Pneutech Inc.
Notes to the Consolidated Financial Statements
October 31, 2004
--------------------------------------------------------------------------------
(in thousands)

1.    Organization and description of the business

Pneutech Inc. ("Pneutech") and its subsidiaries (together "we" or "our") are primarily distributors of hydraulic seals, sealing products, pneumatic equipment and components and processes as well as manufacturers of sealing products, gaskets and hydraulic cylinders.

We have operating locations in Mississauga, Windsor and Barrie, Ontario; Kitimat, British Columbia; Montreal, Quebec City, Chicoutimi, and Trois Rivieres, Quebec; Moncton, New Brunswick; and Busan, South Korea.

2.    Subsequent event

On December 22, 2004, as amended effective February 28, 2005, Pneutech entered into an Agreement and Plan of Amalgamation (the "Agreement"), with Thomas Equipment, Inc., a Canadian corporation ("Thomas"), and 4274458 Canada, Inc., a Canadian corporation wholly-owned by Thomas. Under the terms of the Agreement, which was completed on February 28, 2005 (the "Closing"), Thomas acquired 100% of the common stock of Pneutech, in exchange for the issuance by Thomas of 1,082,639 shares of Thomas' common stock, and warrants to purchase 211,062 shares of Thomas' common stock, exercisable at $3.00 per share.

Upon the Closing, Pneutech redeemed all of its outstanding 929 preference shares, 500,000 special preference shares and 30,000 special shares owned by 3156176 Canada, Inc., for an aggregate of $517, the stated value of the shares (see Note 9). Clifford Rhee, the President and a member of the Board of Directors of Thomas, is the beneficial owner of 3156176 Canada, Inc., which was the owner of approximately 47% of the common shares, and all of the outstanding preference shares, special preference shares and special shares of Pneutech. Mr. Rhee is also the President and a member of the Board of Directors of Pneutech. Upon the Closing of the acquisition of Pneutech by Thomas, Mr. Rhee continued to serve as President of both Thomas and Pneutech, and the members of Thomas' Board were appointed as members of the Pneutech Board.

Concurrently with the acquisition of Pneutech by Thomas, Thomas entered into financing agreements with Roynat Merchant Capital Inc. ("Roynat US"). Roynat Capital Inc. ("Roynat Capital") an affiliate of Roynat US, had provided financing to Pneutech (see Note 9) which was terminated upon the Closing. In connection therewith, the subordinated debenture and preferred shares held by Roynat Capital were redeemed for their face amounts, together with payment of accrued interest and dividends thereon (see Note 9). Warrants to purchase 9,440.08 common shares held by Roynat Capital were also redeemed (see Notes 9 and 11). In addition, Thomas issued 167,359 shares of its common stock to extinguish a note payable by Pneutech with an outstanding face amount of $503 (see Note 8).

3.    Summary of significant accounting policies

Basis of presentation

The accompanying consolidated financial statements have been prepared in U.S. dollars and in accordance with accounting principles generally accepted in the United States of America.

Pneutech Inc.
Notes to the Consolidated Financial Statements (continued)
October 31, 2004
--------------------------------------------------------------------------------
(in thousands)

3.    Summary of significant accounting policies (continued)

Principles of consolidation

The accompanying consolidated financial statements include the accounts of all companies in which Pneutech has a controlling interest. All inter-company accounts and transactions have been eliminated in consolidation.

The companies included in the consolidated financial statements are as follows:

         Pneutech
         Rousseau Controls Inc. ("Rousseau")
         Samsung Industry Co., Ltd. ("Samsung")
         Hydramen Fluid Power Limited. ("Hydramen")

Rousseau was acquired as of October 29, 2002 and Samsung and Hydramen were acquired as of October 31, 2003. Accordingly, the Consolidated Statement of Operations for the year ended October 31, 2003 includes only the results of operations of Pneutech and Rousseau.

The 2003 results of operations for Samsung and Hydramen would not have been material to our 2003 results of operations or financial condition had they been included.

Use of estimates

In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts in the financial statements and the accompanying notes. The reported amounts of revenues and expenses during the reporting period may be affected by the estimates and assumptions we are required to make.

These estimates include assessing the collectability of accounts receivable, the use and recoverability of inventory, the realization of deferred tax assets, the allocation of purchase price in acquisitions, tax contingencies, useful lives for depreciation and amortization periods of tangible and intangible assets, and long-lived asset impairments, among others. Management bases its estimates and judgements on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgements about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results could differ from these estimates.

Translation of foreign currencies

Our functional currency is the Canadian dollar. Our foreign currency transactions and balances and our integrated operations are translated into Canadian dollars using the temporal method. Under this method, monetary assets and liabilities denominated in foreign currencies are translated into Canadian dollars at rates of exchange prevailing at the balance sheet date. Revenue and expenses are translated into Canadian dollars at the rate of exchange prevailing at the transaction date. The resulting foreign currency exchange gains and losses are included in earnings for the year.

Pneutech Inc.
Notes to the Consolidated Financial Statements (continued)
October 31, 2004
--------------------------------------------------------------------------------
(in thousands)

3.    Summary of significant accounting policies (continued)

Assets and liabilities are then translated into United States dollars (reporting currency) at the exchange rate in effect at each period end. Revenues, expenses, gains and losses are translated into United States dollars at the average rate of exchange prevailing during the year. All translation effects of exchange rate changes are included as a separate component ("cumulative translation adjustment") of stockholders' equity.

Revenue recognition

In accordance with Staff Accounting Bulletin 104 - Revenue Recognition in Financial Statements ("SAB 104"), revenue is generally recognized and earned when all of the following criteria are satisfied a) persuasive evidence of sales arrangements exist; b) delivery has occurred; c) the sales price is fixed or determinable, and d) collectibility is reasonably assured.

We make appropriate provisions based on experience for costs such as doubtful receivables, sales incentives and product warranty.

The allowance for doubtful accounts is evaluated on a regular basis and adjusted based upon management's best estimate of probable losses inherent in receivables, based on historical experience and factors affecting individual customers' accounts. Receivables are determined to be past due if they have not been paid by the payment due dates. Debts are written off against the allowance when deemed to be uncollectible. Subsequent recoveries, if any, are credited to the allowance when received. Adjustments to the allowance for doubtful accounts are reflected as a component of administration expenses.

Inventory

Inventory is valued at the lower of cost and net realizable value with cost being determined on an average cost basis. The cost of goods in process includes the cost of raw materials, direct labor and manufacturing overhead.

Shipping and handling costs

Shipping and handling costs related to finished goods are reported as a component of cost of sales in the Consolidated Statements of Operations.

Other financial liabilities

Certain financial liabilities (see Note 9) have been classified in accordance with their substance rather than their form and as such, are being carried as financial liabilities rather than equity. All "dividends" on such items (which were $194 in 2004) are accrued and treated as financing expenses in the Consolidated Statements of Operations.

Deferred finance charges

Deferred finance charges are amortized to interest expense over the life of the related debt using the effective interest rate method.

Pneutech Inc.
Notes to the Consolidated Financial Statements (continued)
October 31, 2004
--------------------------------------------------------------------------------
(in thousands)

3.    Summary of significant accounting policies (continued)

Cash and cash equivalents

Cash and cash equivalents include cash on hand and balances with banks and highly liquid investments with original maturities of 90 days or less, that are readily convertible to known amounts of cash and which are subject to an insignificant risk of change in value.

Property and equipment

Property and equipment are carried at cost, less accumulated depreciation and amortization.

Rates and bases of depreciation applied to write-off the cost of property and equipment less estimated salvage value of property and equipment over their estimated lives are as follows:

    Buildings                         5%,         declining balance
    Computer equipment               30%,         declining balance
    Furniture and equipment          20%,         declining balance
    Machinery and equipment          20%,         declining balance and
                                     15 years,    straight-line
    Automotive equipment             30%,         declining balance

Leasehold improvements are amortized on a straight-line basis over the terms of the respective leases.

Goodwill

Goodwill is evaluated for impairment based on management's assessment as to actual results compared with budgeted efficiencies gained since the acquisition dates, prospects of future profitability, and evaluation of asset values. Based on this evaluation by management, it was determined that goodwill was not impaired as of October 31, 2004.

Long-lived assets

Statement of Financial Accounting Standards (SFAS) No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" requires that long-lived assets, including certain identifiable intangibles, be reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of the assets in question may not be recoverable. The Company has reviewed long lived assets and determined that no impairment allowance was necessary.

Advertising costs

Advertising costs are expensed as incurred and reported as a component of selling and marketing expenses. These expenses were $100 and $89 for the years ended October 31, 2004 and 2003, respectively.

Pneutech Inc.
Notes to the Consolidated Financial Statements (continued)
October 31, 2004
--------------------------------------------------------------------------------
(in thousands)

3.    Summary of significant accounting policies (continued)

Research and development costs

Research and development expenses are expensed as incurred. These expenses, which are included in general and administrative expenses, were $186 and $181 for the years ended October 31, 2004 and 2003, respectively.

Income taxes

We utilize SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the consolidated financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Net income (loss) per share

We compute net income (loss) per share in accordance with SFAS No. 128 "Earnings per Share" ("SFAS No. 128") and SEC Staff Accounting Bulletin No. 98 ("SAB 98"). Under the provisions of SFAS No. 128 and SAB 98, basic net income per share is computed by dividing the net income available to common stockholders for the period by the weighted average number of common shares outstanding during the period. Common stock equivalents (warrants) that are exercisable for little or no cash consideration are considered outstanding common shares and included in the computation of basic net income per share, unless they would be anti-dilutive. Diluted net income (loss) per share is computed by dividing the net income (loss) for the period by the number of common and common equivalent shares outstanding during the period. During the period when they would be anti-dilutive, common stock equivalents (consisting of common stock warrants) are not considered in the computations.

New pronouncements

FAS 123(R) 'Share-Based Payments'

In December 2004, the Financial Accounting Standards Board issued Statement No. 123 ("FAS 123 (R)"), Share-Based Payments. FAS 123 (R) requires all entities to recognize compensation expense in an amount equal to the fair value of share-based payments such as stock options granted to employees. We will be required to apply FAS 123 (R) on a modified prospective method. Under this method, we are required to record compensation expense (as previous awards continue to vest) for the unvested portion of previously granted awards that remain outstanding at the date of adoption. In addition, we may elect to adopt FAS 123 (R) by restating previously issued financial statements, basing the amounts on the expense previously calculated and reported in the pro forma disclosures that had been required by FAS 123. FAS 123 (R) is effective for the first reporting period beginning after June 15, 2005. We do not believe that the adoption of FAS 123 (R) will have a material impact on our consolidated financial statements.

Pneutech Inc.
Notes to the Consolidated Financial Statements (continued)
October 31, 2004
--------------------------------------------------------------------------------
(in thousands)

3.    Summary of significant accounting policies (continued)

Recently adopted accounting standards

FIN 46 'Consolidation of Variable Interest Entities' (VIE's)

In January 2003, the FASB issued FASB Interpretation No. 46 (revised in December 2003 as FIN 46R), which addresses how a business enterprise should evaluate whether it has a controlling financial interest in an entity through means other than voting rights and accordingly should consolidate the entity. The Company is required to apply FIN 46R to all variable interests in VIE's commencing in fiscal 2004. For variable interests in VIE's created before January 1, 2004, the assets, liabilities and non-controlling interests of the VIE initially are measured at their carrying amounts with any difference between the net amount added to the balance sheet and any previously recognized interest being recognized as the cumulative effect of an accounting change. If determining the carrying amounts is not practicable, fair value at the date FIN 46R first applies may be used to measure the assets, liabilities and non-controlling interest of the VIE. The application of FIN 46R to variable interests in VIE's had no effect on the Company's financial statements as the Company has no variable interests in VIE's.

SFAS 150 'Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity'

FASB Statement No. 150 was issued in May 2003 and establishes standards for the classification and measurement of certain financial instruments with characteristics of both liabilities and equity and includes required disclosures for financial instruments within its scope. This Statement is effective for instruments entered into or modified after May 31, 2003 and is otherwise effective as of July 1, 2003, except for mandatorily redeemable financial instruments of non-public companies. For such mandatorily redeemable financial instruments, the Statement is effective for the Company as of January 1, 2004. The application of Statement 150 resulted in the classification of the Class A preferred shares, special preference shares, special shares and preference shares as liabilities in the Consolidated Balance Sheet. Dividends paid or accrued on these shares in 2004 were treated as interest.

SFAS 143 'Accounting for Asset Retirement Obligations'

In June 2001, FASB Statement No. 143 was issued which requires the Company to record the fair value of an asset retirement obligation as a liability in the period in which it incurs a legal obligation associated with the retirement of tangible long-lived assets that result from the acquisition, construction, development and/or normal use of the assets. The Company also would record a corresponding asset that is depreciated over the life of the asset. Subsequent to the initial measurement of the asset retirement obligation, the obligation would be adjusted at the end of each period to reflect the passage of time and changes in the estimated future cash flows underlying the obligation. The Company was required to adopt Statement 143 on July 1, 2003. The adoption of Statement 143 had no effect on the Company's financial statements.

FIN 45 'Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness to Others, an interpretation of FASB Statements No. 5, 57 and 107 and a rescission of FASB Interpretation No. 34'

Pneutech Inc.
Notes to the Consolidated Financial Statements (continued)
October 31, 2004
--------------------------------------------------------------------------------
(in thousands)

3.    Summary of significant accounting policies (continued)

Recently adopted accounting standards (continued)

In November 2002, FASB Interpretation No. 45 was issued which enhances the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under guarantees issued. The Interpretation also clarifies that a guarantor is required to recognize, at inception of a guarantee, a liability for the fair value of the obligation undertaken. The initial recognition and measurement provisions of the Interpretation were applicable to guarantees issued or modified after December 31, 2002 and the disclosure requirements were effective for financial statements of interim or annual periods ending after December 15, 2002. The adoption of FIN 45 had no effect on the Company's financial statements.

SFAS 132 'Employers' Disclosures about Pensions and Other Postretirement
Benefits'

In December 2003, FASB Statement No. 132 (revised) was issued which prescribes the required employers' disclosures about pension plans and other postretirement benefit plans; but it does not change the measurement or recognition of those plans. The Statement retains and revises the disclosure requirements contained in the original Statement 132. It also requires additional disclosures about the assets, obligations, cash flows, and net periodic benefit cost of defined benefit pension plans and other postretirement benefit plans. The Statement generally is effective for fiscal years ending after December 15, 2003. The application of Statement 132 had no effect on the Company's financial statements.

SFAS 146 'Accounting for Costs Associated with Exit or Disposal Activities'

In June 2002, FASB Statement No. 146 was issued which addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies EITF Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity". The provisions of Statement 146 were effective for exit or disposal activities initiated after December 31, 2002, with early application encouraged. The application of Statement 146 had no effect on the Company's financial statements.

SFAS 153 'Exchanges of Nonmonetary Assets an Amendment of APB Opinion No. 29'

In December 2004, FASB Statement No. 153 was issued amending APB Opinion No. 29 to eliminate the exception allowing nonmonetary exchanges of similar productive assets to be measured based on the carrying value of the assets exchanged as opposed to being measured at their fair values. This exception was replaced with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of this statement are effective for nonmonetary asset exchanges occurring in fiscal periods beginning after the June 15, 2005. The adoption of this statement is not expected to have a material impact on the Company's financial statements.

Pneutech Inc.
Notes to the Consolidated Financial Statements (continued)
October 31, 2004
--------------------------------------------------------------------------------
(in thousands)

4.    Acquisition and consolidation

Effective October 31, 2003, Pneutech acquired 100% of the common shares of Samsung and of Hydramen. The following is a summary of the fair values assigned to the net assets acquired and the consideration paid.

                                                        Samsung         Hydramen
                                                        --------        --------

Working capital                                         $   591         $   438
Investments                                                 435              --
Property and equipment                                    1,634             228
Long term debt                                           (1,067)           (138)
                                                        -------         -------
                                                          1,593             528
                                                        -------         -------

Common shares issued (3,045.19)                           1,356              --
Cash paid, including transaction costs                      237             354
Notes payable to vendor                                      --             226
                                                        -------         -------
                                                          1,593             580
                                                        -------         -------

Amounts attributed to goodwill                          $    --         $    52
                                                        =======         =======


5.    Property and equipment

                                                        Accumulated
                                                        Depreciation/   Net Book
                                             Cost       Amortization      Value
                                           -------      ------------    --------

Land                                       $   948        $    --        $   948
Buildings                                    3,250            477          2,773
Computer equipment                           1,931          1,464            467
Furniture and equipment                      1,462            987            475
Leasehold improvements                         247            143            104
Machinery and equipment                      3,137          1,421          1,716
Automotive equipment                           527            246            281
                                           -------        -------        -------
                                           $11,502        $ 4,738        $ 6,764
                                           =======        =======        =======


6.    Bank indebtedness

We have revolving lines of credit totaling $10,869, of which $1,459 was unused at October 31, 2004. Interest rates on these lines of credit are generally at the bank's prime rate plus a spread ranging from 0.30% to 1.5% (4.55% to 5.75% at October 31, 2004). As security, we have pledged restricted cash (term deposits), property, general security agreements, inventories and accounts receivable, guarantees by stockholders and an assignment of fire and theft insurance.

Pneutech Inc.
Notes to the Consolidated Financial Statements (continued)
October 31, 2004
--------------------------------------------------------------------------------
(in thousands)

7.   Income taxes

Significant components of the Company's net non-current deferred income tax liability at October 31, 2004 are as follows:

Property, plant and equipment                           $ 716
Deferred financing costs                                  169
Premium paid on retirement of debt                       (159)
Investment tax credits                                   (116)
Unused capital losses                                     (64)
                                                        -----
                                                        $ 546
                                                        =====

The provision (benefit) for income taxes consists of the following as of October 31:

                                                      2004                 2003
                                                     -----                -----

Current                                              $ 236                $  76
Deferred                                              (210)                (197)
                                                     -----                -----
                                                     $  26                $(122)
                                                     =====                =====

The Company's federal investment tax credits are available to be carried forward and used to reduce federal income tax payable in future years; these credits expire as follows:



            2012                                   $  9
            2013                                     63
            2014                                     69

Pneutech Inc.
Notes to the Consolidated Financial Statements (continued)
October 31, 2004
--------------------------------------------------------------------------------
(in thousands)

8.    Long term debt


Demand term loan, prime rate plus 1.5% (5.75% at October 31, 2004), amortized to 2009,
  repayable in monthly instalments of principal of $5 plus interest. (a)                   $  251

Demand term loan, prime rate plus 1.5% (5.75% at October 31, 2004), amortized to 2006,
  repayable in monthly instalments of principal of $23 plus interest. (a)                     384

Vehicle loan, 7.9%, repayable monthly including interest, through 2007.                         9

Samsung Industries - various loans with interest rates ranging from 4.12% to 12.00%,
  repayable through 2012.                                                                   2,684

Private loan with interest rate of 6% with regular principal and interest payments
  providing for repayment by 2005. (b)                                                        503

Private loans with interest rate of 6%, providing for repayment in 2006. (c)                  394

Private loans with interest rates ranging from 3% to 8%, with regular principal and
  interest payments providing for repayment by 2006.                                          845
                                                                                           ------
                                                                                            5,070
Less: current portion                                                                       2,711
                                                                                           ------
                                                                                           $2,359
                                                                                           ======

(a) As security for the demand term loans, Pneutech has provided a General Security Agreement, an assignment of inventory and book debts, an assignment of fire and theft insurance, and a guarantee of stockholders.

(b) As described in Note 2, on February 28, 2005, the loan was extinguished by the issuance of 167,359 common shares of Thomas. The extinguishment of this debt will be accounted for as a capital contribution by Thomas to Pneutech. Accordingly, none of this amount has been classified as current in these financial statements.

(c) The notes were issued as part of the consideration for the acquisition of Rousseau. In addition to interest and repayment of principal, the notes permit the holders to convert the notes, or part thereof, at any time prior to maturity, into common stock of Pneutech or Rousseau, at a price to be determined by the Board of Directors of Pneutech or Rousseau, respectively.

Estimated principal repayments for each of the next five years are as follows:

            2005             $   2,711
            2006                   835
            2007                   179
            2008                   252
            2009                   169

Pneutech Inc.
Notes to the Consolidated Financial Statements (continued)
October 31, 2004
--------------------------------------------------------------------------------
(in thousands)

9.    Other financial liabilities

Subordinated debenture, net of unamortized discount of $506           $   2,778
         250  Class A preferred shares, net of unamortized
              discount of $315                                            1,737
     500,000  Special preference shares                                     410
      30,000  Special shares                                                 25
         929  Preference shares                                              82
                                                                      ---------
                                                                      $   5,032
                                                                      =========

Pneutech is authorized to issue an unlimited number of Class A preferred shares, special preference shares, special shares and preference shares, without par value.

      o Class A preferred shares are non-voting, entitled to cumulative dividends at a rate of 10% per year, and redeemable at their stated capital.
      o Special preference shares are non-voting, non-participating, and redeemable at their stated capital.
      o Special shares are non-voting and redeemable at their stated capital.
      o Preference shares are voting, entitled to cumulative dividends at a rate not to exceed 6% per year, and redeemable at their stated capital.

As described in Note 2, effective February 28, 2005, Pneutech was acquired by Thomas. In connection with that acquisition, all of the above obligations were repaid or redeemed from the proceeds of a capital contribution by Thomas. As described in Note 2, the 929 preference shares, 500,000 special preference shares and 30,000 special shares were owned by 3156176 Canada, Inc. For other amounts payable to this stockholder, see Note 10.

The subordinated debenture and the 250 Class A preferred shares were previously issued to RoyNat Capital. Prior to its repayment, the debenture bore interest at 10% payable monthly (effective interest rate of 17%), with principal repayments scheduled to commence on November 15, 2005, maturing October 15, 2008. Prior to their redemption, the Class A preferred shares were entitled to cumulative dividends of 10% per year (effective interest rate of 17%) and the Preference shares were entitled to cumulative dividends of 6% per year.

Concurrent with the issuance to Roynat Capital of the above subordinated debenture and Class A preferred shares, we sold to Roynat Capital warrants to purchase 9,440.08 shares of our common stock, equivalent to 31% of the common stock on a fully diluted basis. The warrants had an aggregate exercise price of one dollar.

The total proceeds received from Roynat Capital were allocated among the subordinated debenture, the Class A preferred shares and the warrants, based on their relative fair values. Before their redemption as discussed above, the resulting discount from the face amount of the subordinated debenture and the Class A preferred shares was being amortized over the estimated life of those obligations of five years. The total amortization for the year ended October 31, 2004 was $190.

Pneutech Inc.
Notes to the Consolidated Financial Statements (continued)
October 31, 2004
--------------------------------------------------------------------------------
(in thousands)

10.   Payable to stockholder

Subordinated debt, 15%, no set terms of repayment                        $  575

Note advances and payables to the stockholder company,
  net, non-interest bearing, no set terms of repayment                      326
                                                                         ------
                                                                         $  901
                                                                         ======

Subordinated debt represents our direct unsecured obligations to a stockholder company with no specified repayment date. The rights of the stockholder are subordinate to the claims of certain other creditors.

For the years ended October 31, 2004 and 2003, the stockholder received approximately $188 and $119, respectively, of interest, management fees and other expenses.

11.   Common stock and warrants to purchase common stock

We are authorized to issue an unlimited number of common shares without par value. At October 31, 2004, 21,011.80 common shares were issued and outstanding.

As described in Note 9, we issued 9,440.08 warrants to purchase common stock to Roynat Capital. Each warrant entitled the holder to receive one common share on or before October 15, 2008, at an aggregate exercise price for all warrants of one dollar. At October 31, 2004, no warrants had been exercised. As described in
Note 2, on February 28, 2005, the warrants were re-purchased for $1,026.

In connection with the purchase of Rousseau, we issued various notes to certain of the selling stockholders. As described in Note 8, certain of those notes, with an aggregate face amount of $394 at October 31, 2004, entitle the holder to purchase common stock of Pneutech or Rousseau, at a price to be determined by the Board of Directors of Pneutech or Rousseau, respectively, up to the face amount of the notes outstanding.

12.   Commitments

We have various operating lease agreements for premises, requiring a minimum rent plus realty taxes, maintenance, heat and certain other expenses. Minimum rent payable for the next five years is as follows:

       2005                    $   481
       2006                        459
       2007                        362
       2008                        360
       2009 and thereafter         238

In addition, we have other operating leases, with expected payments over the next five years as follows:

       2005                    $   254
       2006                        151
       2007                         60
       2008                          4
       2009                          0

Pneutech Inc.
Notes to the Consolidated Financial Statements (continued)
October 31, 2004
--------------------------------------------------------------------------------
(in thousands)

12.   Commitments (continued)

Rent expense during the years ended October 31, 2004 and 2003 was $748 and $568, respectively.


13.   Contingencies

Acquisition of subsidiaries

(a) In connection with the purchase of Rousseau on October 29, 2002, the following acquisition contingencies exist:

      o On the fourth anniversary of the closing date, the balance of any obsolete inventory identified at the closing date which has not been sold, together with interest at 6% per annum, shall be set off against the balance of payments on certain Notes issued to effect the acquisition. At October 31, 2004, the remaining obsolete inventory aggregated $113.

      o For each of the three years following the closing date, certain of the selling stockholders are entitled to an amount, payable annually, equal to 75% of the annual gross margin (as defined) of Rousseau in excess of $3,694 up to a maximum of $219 per year. For the years ended October 31, 2004 and 2003, no amounts were payable.

      o Any research and development tax credits that may be received by Rousseau with respect to applications it has made for the period up to May 1, 2002 shall be set off against any of the above adjustments.

(b) In connection with the purchase of Hydramen on October 31, 2003, a potential adjustment to the purchase price will be made for the following:

      o The selling stockholders are entitled to an amount, payable annually, equal to 25% of the annual gross margin (as defined) of Hydramen in excess of $1,149 per year, up to a maximum total adjustment of $205. For the year ended October 31, 2004, no amount was payable.

Litigation

We are potentially subject to various claims and litigation arising out of the ordinary course and conduct of our business including product liability, intellectual property, labor and employment, environmental and tax matters. Management does not consider our exposure to such claims and litigation to be material to the consolidated financial statements.

Pneutech Inc.
Notes to the Consolidated Financial Statements (continued)
October 31, 2004
--------------------------------------------------------------------------------
(in thousands)

14.   Financial instruments and risks

Our financial instruments include cash and cash equivalents, restricted cash. bank term deposits, bank advances, trade accounts receivable and accounts payable. Due to the short-term maturity of these instruments, their carrying values are reasonable estimates of their fair values.

Credit risk

We are exposed to normal credit risk from customers. Trade accounts receivable have significant concentrations of credit risk in the industrial and construction industry and on a geographical basis in Canada, the USA and Korea. We perform ongoing credit evaluations of our customers' financial condition and generally do not require collateral, with the exception of floor plan receivables as we believe we have measures in place to limit our exposure to loss. For the year ended October 31, 2004, ten customers accounted for 26% of our total revenues. At October 31, 2004, two of these customers accounted for 30% of our trade accounts receivable balance.

Interest rate risk

We are exposed to interest rate risk as future changes in the prevailing level of interest rates affects the cash flows associated with debt obligations. We have not entered into any financial instrument contracts to hedge the interest rate exposure associated with these items.

Foreign currency risk and forward exchange contracts

Our foreign currency translation policy is described in Note 3. We have not entered into any significant foreign currency futures and forward contracts to manage our exposure to foreign currency fluctuations, though we may do so in the future.

At October 31, 2004, restricted cash includes $364, receivables include $5,074, accounts payable include $15,101, bank indebtedness includes $426 and long term debt includes $2,684 which will be settled in currencies other than our functional currency, the Canadian dollar.

Pneutech Inc.
Notes to the Consolidated Financial Statements (continued)
October 31, 2004
--------------------------------------------------------------------------------
(in thousands)

15.   Net change in non-cash working capital items related to operations

                                                                   2004         2003
                                                                 --------     --------

(Increase) decrease in non-cash working capital assets:
   Accounts receivable                                           $(2,492)     $(1,052)
   Inventory                                                        (435)        (236)
   Prepaid expenses                                                 (298)          94
   Deferred costs                                                   (134)        (174)
                                                                 -------      -------
                                                                  (3,359)      (1,368)
                                                                 -------      -------

Increase (decrease) in non-cash working capital liabilities:
   Bank advances, net                                                751         (430)
   Accounts payable                                                2,566          771
   Income taxes payable                                               43          327
   Other payables and accrued liabilities                             97           --
                                                                 -------      -------
                                                                   3,457          668
                                                                 -------      -------

(Increase) decrease in non-cash working capital items, net       $    98      $  (700)
                                                                 =======      =======

                             THOMAS EQUIPMENT, INC.
                PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
                                   (Unaudited)

TABLE OF CONTENTS

--------------------------------------------------------------------------------

                                                                            Page

Description of Information Presented                                         23

Balance Sheet                                                                24

Statements of Operations                                                     25

Notes to Financial Statements                                                26

--------------------------------------------------------------------------------

                             THOMAS EQUIPMENT, INC.
                PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
                                   (Unaudited)

The following unaudited pro forma combined condensed financial statements include the historical and pro forma effects of the acquisition of Pneutech, Inc. and subsidiaries. These pro forma financial statements also include the historical and pro forma effects of the issuance of 1,250,000 shares of common stock and the related borrowings in connection with the acquisition.

The following unaudited pro forma combined condensed financial statements have been prepared by our management from our historical financial statements, the historical financial statements of our predecessor, Thomas Equipment Limited, and the historical financial statements of Pneutech, which are included in this form SB-2. The unaudited pro forma combined condensed statements of operations reflect adjustments as if the transactions had occurred on July 1, 2003. The unaudited pro forma combined condensed balance sheet reflects adjustments as if the transactions had occurred on the respective dates of the historical balance sheets included herein. See "Note 1 - Basis of Presentation." The pro forma adjustments described in the accompanying notes are based upon preliminary estimates and certain assumptions that management believes are reasonable in the circumstances.

The unaudited pro forma combined condensed financial statements are not necessarily indicative of what the financial position or results of operations actually would have been if the transaction had occurred on the applicable dates indicated. Moreover, they are not intended to be indicative of future results of operations or financial position. The unaudited pro forma combined condensed financial statements should be read in conjunction with our historical financial statements as of December 31, 2004, those of Thomas Equipment Limited for the year ended June 30, 2004 and Pneutech as of and for the year ended October 31, 2004 and related notes thereto, which are included in this form SB-2.

                             THOMAS EQUIPMENT, INC.
                   PRO FORMA COMBINED CONDENSED BALANCE SHEET
                             AS OF DECEMBER 31, 2004
                           (Unaudited - in thousands)


                                             Thomas          Pneutech,
                                         Equipment, Inc.        Inc.      Eliminations
                                          December 31,      October 31,       and
                                              2004             2004        Adjustments       Ref          Total
                                         ---------------    -----------    -----------                   ---------
                     Assets
Current assets:
  Cash and short term investments            $    741        $      1        $     --                     $    742
  Restricted cash                                  --             364              --                          364
  Accounts receivable, net of
     allowance for doubtful accounts           10,820          12,712            (327)         B            23,205
  Inventories                                  24,479           8,935              --                       33,414
  Prepaid and other                             1,013           1,045              --                        2,058
                                             --------        --------        --------                     --------
                                               37,053          23,057            (327)                      59,783

Deferred finance charges                        1,004             326           1,003          A             2,333
Goodwill                                           --           4,385           3,874          A             8,259
Property, plant and equipment                  12,376           6,764             748          A            19,888
Other assets                                      632             543              --                        1,175
                                             --------        --------        --------                     --------
                                             $ 51,065        $ 35,075        $  5,298                     $ 91,438
                                             ========        ========        ========                     ========
             Liabilities and Equity

Current liabilities:
  Credit facility                            $ 11,176        $  9,410        $ (2,592)         C          $ 17,994
  Trade payables                                7,188           9,555              49         A,B           16,792
  Other payables and accruals                   5,704              75              --                        5,779
  Current portion of long term debt             2,624           2,711              --                        5,335
                                             --------        --------        --------                     --------
                                               26,692          21,751          (2,543)                      45,900


Long term debt                                  4,088           8,397          (1,335)        A,C           11,150
Capital lease obligation                        5,088              --              --                        5,088
Deferred income taxes                              --             546              --                          546
Redeemable preferred stock                      8,303              --              --                        8,303

Stockholders' equity:
  Common stock                                    200           3,396          (3,383)         A               213

  Additional paid in capital                   15,075              --          13,870         A,C           28,945

  Retained earnings (deficit)                  (8,155)            307            (633)         A            (8,481)
  Accumulated other comprehensive loss           (226)            678            (678)         A              (226)
                                             --------        --------        --------                     --------
                                                6,894           4,381           9,176                       20,451
                                             --------        --------        --------                     --------

                                             $ 51,065        $ 35,075        $  5,298                     $ 91,438
                                             ========        ========        ========                     ========

                             THOMAS EQUIPMENT, INC.
              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                        FOR THE YEAR ENDED JUNE 30, 2004
           (Unaudited - in thousands except share and per share data)

                                                                                                               Thomas
                                                           Pneutech        Pneutech,                         Equipment
                                          Pneutech,       Additions      Subtractions        Pneutech,         Limited
                                         Year Ended      July 1, 2003    July 1, 2004        Proforma       (Predecessor)
                                           October        to October      to October         June 30,      Year ended June
                                          31, 2004         31, 2003        31, 2004            2004            30, 2004
                                         ------------    ------------    -------------     ------------    ---------------
Sales                                    $     49,040    $     13,958     $    (17,290)    $     45,708     $     55,705
Cost of sales                                  38,158          11,982          (13,579)          36,561           47,559
                                         ------------    ------------     ------------     ------------     ------------

Gross profit                                   10,882           1,976           (3,711)           9,147            8,146
                                         ------------    ------------     ------------     ------------     ------------

General and administrative                      5,457           1,470           (1,809)           5,118            8,883
Selling                                         3,576             441           (1,095)           2,922            6,179
Stock based compensation                           --              --               --               --               --
                                         ------------    ------------     ------------     ------------     ------------
                                                9,033           1,911           (2,904)           8,040           15,062
                                         ------------    ------------     ------------     ------------     ------------
Income (loss) from operations                   1,849              65             (807)           1,107           (6,916)

   Net financial expense                        1,631             481             (557)           1,555            4,574
                                         ------------    ------------     ------------     ------------     ------------

Net income (loss) before income taxes             218            (416)            (250)            (448)         (11,490)

Income tax expense (benefit)                       26             (96)              71                1               65
                                         ------------    ------------     ------------     ------------     ------------

Net income (loss)                        $        192    $       (320)    $       (321)    $       (449)    $    (11,555)
                                         ============    ============     ============     ============     ============
Loss per share*                          $       0.15                                      $      (0.36)    $      (0.58)
                                         ============                                      ============     ============
Common shares outstanding*                  1,250,000                                         1,250,000       20,000,006
                                         ============                                      ============     ============



                                                                     Combined
                                             Elims.                  Proforma
                                               And                  Year ended
                                            Adjusts.      Ref      June 30, 2004
                                         -------------             -------------
Sales                                    $     (3,854)      B      $     97,559
Cost of sales                                  (3,779)     B,D           80,341
                                         ------------              ------------

Gross profit                                      (75)                   17,218
                                         ------------              ------------

General and administrative                         --                    14,001
Selling                                            --                     9,101
Stock based compensation                        6,431       E             6,431
                                         ------------              ------------
                                                6,431                    29,533
                                         ------------              ------------
Income (loss) from operations                  (6,506)                  (12,315)

   Net financial expense                        4,905     A,F,G          11,034
                                         ------------              ------------

Net income (loss) before income taxes         (11,411)                  (23,349)

Income tax expense (benefit)                       --                        66
                                         ------------              ------------

Net income (loss)                        $    (11,411)             $    (23,415)
                                         ============              ============
Loss per share*                                                    $      (1.10)
                                                                   ============
Common shares outstanding*                                           21,250,006
                                                                   ============

* Common shares outstanding used herein are those of the combined Thomas Equipment, Inc. and Pneutech as if the acquisition of Pneutech and Thomas Equipment Limited had occurred at the beginning of the periods presented. For Pneutech the number of shares used are the number which has been used to acquire Pneutech. For Thomas Equipment Limited the number of shares used are those of its successor, Thomas Equipment, Inc. No affects of dilutive shares are included as the proforma combined results of operations would have resulted in a net loss and therefore such shares would be antidilutive.

                             THOMAS EQUIPMENT, INC.
                          NOTES TO UNAUDITED PRO FORMA
                     COMBINED CONDENSED FINANCIAL STATEMENTS
                                 (in thousands)


1. BASIS OF PRESENTATION

      The accompanying unaudited pro forma combined condensed statements of operations present the historical results of operations for the year ended June 30, 2004 of our predecessor company, Thomas Equipment Limited, and Pneutech, Inc. and subsidiaries for the year ended October 31, 2004 with adjustments to bring the Pneutech statements of operations to those of Thomas Equipment Limited's year end, adjustments for certain expenses recorded for the October 1, acquisition of the business and certain assets of Thomas Equipment Limited and other pro forma adjustments as if these transactions had taken place on July 1, 2003. The unaudited pro forma combined condensed balance sheet presents our historical balance sheet as of December 31, 2004 (which included the Thomas Equipment Limited acquisition adjustments) and the historical balance sheet of Pneutech as of October 31, 2004 (as this is within 93 days) with pro forma adjustments as if the transaction had been consummated as of the end of those periods in a transaction accounted for as a purchase in accordance with accounting principles generally accepted in the United States of America.

      Certain reclassifications have been made to the historical financial statements to condense and conform to the pro forma combined condensed financial statement presentation.

2. PRO FORMA ADJUSTMENTS

      The following adjustments give pro forma effect to the transaction:

      (a) To record the step adjustments related to the issuance of 1,250,000 common shares and new financing for the Pneutech acquisition

            Deferred financing costs associated with debt costs       $ 1,329
            Deferred financing cost expensed upon refinancing            (326)
            Property, plant and equipment step-up to fair value (1)       748
            Goodwill (1)                                                3,874
            Accounts payable - payment of accrued interest                236
            Accounts payable for debt costs                              (612)
            Long-term debt for issuance of debt                        (7,611)
            Long-term debt for repayment of debt                        5,606
            Capital stock for shares issued at par value                  (13)
            Capital stock to eliminate Pneutech                         3,396
            Paid in capital for repayment of Pneutech warrants            983
            Paid in capital for fair value of shares issued (1)        (4,540)
            Paid in capital to eliminate Pneutech capital stock,
            retained earnings and comprehensive income                 (4,381)
            Retained earnings to eliminate Pneutech                       307
            Retained earnings and financing expense for deferred
            financing costs                                               326
            Accumulated comprehensive income                              678

                  (1) As a result of a minority owner, and director, of Thomas Equipment, Inc. having a controlling interest in Pneutech, the fair value increase and allocation to goodwill in Pneutech has been reduced by the proportionate share of this director's post combination ownership percentage.

      (b)   To eliminate inter-company transactions.

            Accounts receivable                                        $   (327)
            Accounts payable                                                327
            Sales                                                        (3,854)
            Cost of goods sold                                            3,854

      (c) To record warrants and options issued and beneficial conversion features resulting in debt discounts and debt related to the issuance of debt in connection with the acquisitions

            Credit facility debt discount                              $  2,592
            Long-term debt - debt discount                                3,290
            Long-term debt  - debt premium                                   50
            Paid in capital                                              (5,932)


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

      (d) To record additional depreciation expense of approximately $75 to cost of sales on the fair value increase to fixed assets as a result of the Pneutech and Thomas Equipment Limited acquisitions.

      (e) To record stock based compensation costs of $6,431 associated with the October 1, 2004 issuance of shares at a discount from the fair value of such shares issued to the founders of Thomas Equipment, Inc.

      (f) To record $6,548 in annual amortization of debt premium and discount costs related to the issuance of warrants related to the borrowings from the Pneutech and Thomas Equipment Limited acquisitions.

      (g) To record a reduction of $1,969 in annual financing costs. For fiscal year 2004, Thomas Equipment Limited had a financing expense of $4,574 for dividends on its preferred stock. Thomas Equipment, Inc recalculated its estimated interest for Thomas Equipment and Pneutech related to all new and existing debt and determined that additional costs would approximate $2,605.


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